Exhibit 5(d)
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May 1, 1995


SteinRoe Investment Trust
One South Wacker Drive
Chicago, Illinois  60606

Re: SteinRoe International Fund

Gentlemen:

The firm of Stein Roe & Farnham Incorporated hereby undertakes as follows:

In the interest of limiting the expenses of the series of SteinRoe Investment Trust designated SteinRoe International Fund (the "Fund"), Stein Roe & Farnham Incorporated ("SR&F"), the investment adviser to the Fund, undertakes to voluntarily waive its management fee and/or absorb certain expenses for the Fund to the extent, but only to the extent, that annualized fees and expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs) during the period that this undertaking is in effect exceed 1.65% of average net assets of the Fund. Unless extended in writing by SR&F, this undertaking shall terminate on January 31, 1996, subject to the right of SR&F on 30 days' written notice to terminate this undertaking. The amount of the fee waiver and/or expense absorption (or any offsetting reimbursement by the Fund to SR&F) shall be computed on an annual basis, but accrued and paid monthly.

Sincerely,

STEIN ROE & FARNHAM INCORPORATED

By:  KENNETH J. KOZANDA
     Vice President and Treasurer

Attest:

By:  JILAINE HUMMEL BAUER
     Assistant Secretary

Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, IL
60606-4585
312.368.7700
A Liberty Financial Company

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April 22, 1994


SteinRoe Investment Trust
300 West Adams Street
Chicago, Illinois  60606

Re: SteinRoe Young Investor Fund

Gentlemen:

The firm of Stein Roe & Farnham Incorporated hereby undertakes as follows:

In the interest of limiting the expenses of the series of SteinRoe Investment Trust designated SteinRoe Young Investor Fund (the "Fund"), Stein Roe & Farnham Incorporated ("SR&F"), the investment adviser to the Fund, undertakes to reimburse the Fund to the extent, but only to the extent, that annualized expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including fees paid to SR&F) exceed 0.99% of average net assets of the Fund through January 31, 1996, subject to the right of SR&F on 30 days' notice to terminate this undertaking. The amount of the expense reimbursement (or any offsetting reimbursement by the Fund to SR&F) shall be computed on an annual basis, but accrued and paid monthly.

Sincerely,

STEIN ROE & FARNHAM INCORPORATED

By:  TIMOTHY K. ARMOUR
     President, Mutual Funds Division

Attest:

By:  JILAINE HUMMEL BAUER
     Assistant Secretary

Stein Roe & Farnham Incorporated
P.O. Box 1143
Chicago, IL
60690-1143
1.800.338.2550
Liberty Securities Corporation, Distributor


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October 14, 1994


SteinRoe Investment Trust
P.O. Box 804058
Chicago, Illinois  60690

Re: SteinRoe Special Venture Fund

Gentlemen:

The firm of Stein Roe & Farnham Incorporated hereby undertakes as follows:

In the interest of limiting the expenses of the series of SteinRoe Investment Trust designated SteinRoe Special Venture Fund (the "Fund"), Stein Roe & Farnham Incorporated ("SR&F"), the investment adviser to the Fund, undertakes to reimburse the Fund to the extent, but only to the extent, that annualized expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including fees paid to SR&F) exceed 1.25% of average net assets of the Fund through January 31, 1996, subject to the right of SR&F on 30 days' notice to terminate this undertaking. The amount of the expense reimbursement (or any offsetting reimbursement by the Fund to SR&F) shall be computed on an annual basis, but accrued and paid monthly.

Sincerely,

STEIN ROE & FARNHAM INCORPORATED

By:  TIMOTHY K. ARMOUR
     President, Mutual Funds Division

Attest:

By:  JILAINE HUMMEL BAUER
     Assistant Secretary

Stein Roe & Farnham Incorporated
300 West Adams Street
Chicago, IL
60606-4685
1.800.338.2550
312.368.7830